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                                                                  Exhibit 10(l)

                                                                 EXECUTION COPY
                                                                 --------------
                  KIXW(AM) AND KZXY-FM TIME BROKERAGE AGREEMENT

         This Time Brokerage Agreement (the "Agreement"), made as of the 17th day of December, 1997, is between Ruby Broadcasting, Inc., a Delaware corporation ("Licensee"), licensee of radio stations KIXW(AM) and KZXY-FM, Apple Valley, California (the "Stations"), pursuant to authorizations issued by the Federal Communications Commission (the "FCC"), and Regent Communications, Inc., a Delaware corporation ("Programmer").

         Licensee is engaged in the business of radio broadcasting and has available broadcasting time on the Stations.

         Licensee and Regent Broadcasting of Victorville, Inc. have entered into an Asset Purchase Agreement dated as of December 17, 1997 (the "KIXW/KZXY Purchase Agreement"), by which Programmer will acquire all of the tangible and intangible assets owned by Licensee and used or useful in the operation of the Stations on the terms and subject to the conditions set forth in the KIXW/KZXY Purchase Agreement.

         Programmer desires to avail itself of Stations' broadcast time for the presentation of a programming service, including the sale of advertising time, in accordance with the rules, regulations and policies of the FCC.

         For and in consideration of the mutual covenants herein contained, the parties agree as follows:

1.       SALE OF TIME

         1.1.     BROADCAST OF PROGRAMMING.

                  (a) During the Term (as defined below) of this Agreement, Licensee shall make available broadcast time on each of the Stations for the broadcast of Programmer's programs (the "Programming") for up to One Hundred Sixty-Eight (168) hours a week except for: (i) downtime occasioned by routine maintenance consistent with prior practice; (ii) up to three (3) hours per week during which time Licensee may broadcast, at its own expense, programming designed to address the problems, needs, and issues of the Stations' listeners; and (iii) times when Programmer's programs are not accepted or are preempted by Licensee. Additionally, Programmer shall make 30 one-minute time



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segments per week, on a run-of-schedule basis, available to Licensee in the
Programming for broadcast of announcements in the public interest relevant to local issues of concern.

                  (b) Any failure or impairment of facilities or any delay or interruption in broadcasting the Programming, or failure at any time to furnish the facilities, in whole or in part, for broadcasting, due to acts of God, strikes or threats thereof, force majeure or any other causes beyond the control of Licensee, shall not constitute a breach of this Agreement.

         1.2. ACCESS TO STUDIO FACILITIES; DELIVERY OF PROGRAMMING. To enable Programmer to fulfill its obligations hereunder, Licensee shall make its office and equipment at its main studio (the "Main Studio") available, for no additional consideration, to Programmer for its use for the production of Programming under this Agreement. Programmer accepts complete and full responsibility for the care and maintenance of such equipment during the Term. If Programmer originates the Programming from any place other than the Main Studio, Programmer shall be responsible for delivering the Programming to the Main Studio for broadcast by Licensee on the Stations.

         1.3. ADVERTISING AND PROGRAMMING REVENUES. During the Term, Programmer shall have the exclusive authority to sell for its own account commercial time on the Stations and to retain all revenues from the sale of such advertising.

         1.4. PAYMENTS. Programmer shall pay to Licensee the fees set forth on
SCHEDULE 1.4 hereto for the rights granted under this Agreement. Programmer shall receive a credit against any payments otherwise due pursuant to this Agreement for the Programming delivered to the Station but not broadcast by the Station in the event that Licensee preempts more than one hour per day of the Programming in bad faith or for Licensee's commercial advantage. Such credit shall be determined by multiplying the total payment due for the month in which the Programming was delivered and not broadcast by the ratio of the amount of time for Programming not broadcast to the total time of all Programming delivered to the Station for broadcast during that month.

         1.5. TERM. The term of this Agreement (the "Term") shall be the period commencing on January 1, 1998 (the "Commencement Date") and terminating on the earliest of: (a) the Closing under the KIXW/KZXY Purchase Agreement; (b) the sale of



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the Stations to a third party; and (c) the termination of this Agreement pursuant to Section 7 hereof.

2.       PROGRAMMING AND OPERATING STANDARDS

         2.1. RIGHTS AND OBLIGATIONS OF LICENSEE. Licensee shall be responsible for the control of the day-to-day operations of the Stations in conformance with its FCC licenses, permits and authorizations. Without limiting the generality of the foregoing:

                  2.1.1. LICENSEE'S ABSOLUTE RIGHT TO REJECT PROGRAMMING. Licensee shall retain the absolute right to accept or reject any Programming (including advertisements) that Licensee in its sole discretion deems contrary to the public interest.

                  2.1.2. LICENSEE'S RIGHT TO PREEMPT PROGRAMMING FOR SPECIAL EVENTS. Licensee shall have the right, in its sole discretion, to preempt the Programming in order to broadcast a program deemed by Licensee to be of greater national, regional, or local interest, and to use part or all of the hours of operation of the Stations for the broadcast of events of special importance. In all such cases, Licensee will use its best efforts to give Programmer reasonable advance notice of its intention to preempt any regularly scheduled programming. Licensee expressly agrees that its right of preemption shall not be exercised in an arbitrary manner or for the commercial advantage of Licensee.

                  2.1.3.   FCC PUBLIC INTEREST REQUIREMENTS.

                           (a) The parties agree that Licensee may broadcast its own public service programming between the hours of 6:00 a.m. and 9:00 a.m. every Sunday and such other public service programming at such other times as the parties may agree.

                           (b) The parties acknowledge that Licensee is ultimately responsible for complying with the FCC's rules and regulations with respect to (i) the carriage of political advertisements and programming (including, without limitation, the rights of candidates and, as appropriate, others to equal opportunities, lowest unit charge and reasonable access); (ii) the broadcast and nature of public service programming; (iii) the maintenance of political and public inspection files and the



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         Stations' logs; (iv) the ascertainment of issues of community concern;
         and (v) the preparation of all quarterly issues/programs lists.

                           (c) Licensee reserves the right to refuse to broadcast any program containing matter that Licensee in good faith believes to be, or that Licensee in good faith believes may be determined by the FCC or any court or other regulatory body with authority over Licensee or the Stations to be, violative of any right of any third party, a "personal attack" (as that term is defined by the FCC) or indecent or obscene. Licensee shall further have the right to take any other actions necessary for compliance with the laws of the United States, the State of California, the rules, regulations and policies of the FCC (including the prohibition on unauthorized transfers of control), and the rules, regulations and policies of other federal government authorities, including the Federal Trade Commission and the Department of Justice. If, in the judgment of Licensee or the Stations' General Manager, any portion of the Programming does not meet any of the above standards or the requirements of Section 2.2 of this Agreement, Licensee may suspend, cancel or refuse to broadcast any such portion of the programming without reduction or offset in the payments due Licensee under this Agreement.

                  2.1.4. MAINTENANCE AND REPAIR OF TRANSMISSION FACILITIES. Licensee shall maintain the Stations' transmission equipment and facilities, including the antennas, transmitters and transmission lines, and shall provide for the delivery of electrical power to the Stations' transmitting facilities at all times in order to ensure operation of the Stations. Licensee shall undertake such repairs as are necessary to maintain full-time operation of the Stations with their maximum authorized facilities as expeditiously as possible following the occurrence of any such loss or damage.

                  2.1.5. MAIN STUDIO LOCATION. Licensee shall maintain a main studio as required under the FCC's rules and regulations.

                  2.1.6. COMPLIANCE WITH FCC TECHNICAL RULES. Licensee shall retain, on a full time or part time basis, a qualified engineer who shall be responsible for maintaining the transmission facilities of the Stations. Licensee shall employ or retain a Chief Operator, as that term is defined by the rules and regulations of the FCC, who shall be responsible for ensuring compliance by the Stations with the technical operating and reporting requirements established by the FCC.



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         2.2.     RIGHTS AND OBLIGATIONS OF PROGRAMMER.

                  2.2.1. COMPLIANCE WITH LAWS AND STATION POLICIES. All Programming shall conform in all material respects to all applicable rules, regulations and policies of the FCC, and all other laws or regulations applicable to the broadcast of programming by the Stations. All Programming shall be prepared and presented in conformity with the regulations prescribed in SCHEDULE 2.2.1 hereto.

                  2.2.2. COOPERATION WITH LICENSEE. Programmer, on behalf of Licensee, shall furnish within the Programming all station identification announcements required by the FCC's rules, and shall, upon request by Licensee, provide information with respect to any of the Programming which is responsive to the public needs and interests of the area served by the Stations so as to assist Licensee in the preparation of any required programming reports, and will provide upon request other information to enable Licensee to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies. Programmer shall maintain and deliver to Licensee all records and information required by the FCC to be placed in the public inspection files of the Stations pertaining to the broadcast of political programming and advertisements, in accordance with the provisions of Sections 73.1940 and 73.3526 of the FCC's rules, and agrees to broadcast sponsored programming addressing political issues or controversial subjects of public importance, in accordance with the provisions of Section 73.1212 of the FCC's rules.

                  2.2.3. PAYOLA AND PLUGOLA. Programmer shall provide to Licensee in advance any information known to Programmer regarding any money or other consideration which has been paid or accepted, or has been promised to be paid or to be accepted, for the inclusion of any matter as a part of any programming or commercial material to be supplied to Licensee by Programmer for broadcast on the Stations, unless the party making or accepting such payment is identified in the program as having paid for or furnished such consideration in accordance with FCC requirements. Commercial matter with obvious sponsorship identification will not require disclosure beyond the sponsorship identification contained in the commercial copy. Programmer shall at all times endeavor to proceed in good faith to comply with the requirements of Sections 317 and 507 of the Communications Act of 1934, as amended, and the related rules and regulations of the FCC.



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                  2.2.4. HANDLING OF MAIL. Programmer shall provide Licensee with the original or a copy of any correspondence from a member of the public relating to the Programming to enable Licensee to comply with FCC rules and policies, including those regarding the maintenance of the public inspection file. Licensee shall not be required to receive or handle mail, cables, telegraph or telephone calls in connection with the Programming unless Licensee has agreed to do so in writing. Licensee shall promptly forward to Programmer all correspondence, payments, communications or other information and/or documents which it receives and which relate to the Programming, including without limitation, invoices, billing inquiries, checks, money orders, wire transfers, or other payments for services or advertising.

                  2.2.5. COMPLIANCE WITH COPYRIGHT ACT. Programmer shall not broadcast any material on the Stations in violation of the Copyright Act or the rights of any person. All music supplied by Programmer shall be (a) licensed by a music licensing agent such as ASCAP, BMI, or SESAC; (b) in the public domain; or (c) cleared at the source by Programmer. Programmer shall retain the exclusive right to use and to authorize the use in any manner of any programming licensed to it. Licensee shall not be obligated to pay any music licensing fees or other similar expenses required in connection with the material broadcast by Programmer on the Stations. Licensee shall be obligated to pay any music licensing fees and other similar expenses required in connection with material broadcast by Licensee in accordance with
         Section 1.1.

                  2.2.6. KZXY-FM FORMAT. Programmer shall not change the format of Station KZXY-FM during the Term of this Agreement.

3.       RESPONSIBILITY FOR EMPLOYEES AND EXPENSES

         3.1.     LICENSEE'S RESPONSIBILITY FOR EMPLOYEES AND EXPENSES.

                  (a) Licensee will employ a full-time management-level employee for the Stations, who shall report and be solely accountable to Licensee and shall be responsible for the operations of the Stations and a staff-level employee who shall report to and assist the manager in the performance of his and her duties. Licensee will be responsible for the salaries, taxes, insurance and related costs for its Station personnel. Whenever at the Main Studio or otherwise on the Stations' premises, all of Programmer's personnel shall



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be subject to the supervision and the direction of the Stations' General Manager and/or the Stations' Chief Operator.

                  (b) Licensee shall be responsible for timely paying: lease payments for the Main Studio and transmitter sites and all taxes and other costs incident thereto; all FCC regulatory fees; real estate and personal property taxes, utility costs (telephone, electricity, etc.) relating to the existing transmitting sites, transmitters and antennas; and maintenance and repair costs on the transmitting equipment.

         3.2.     PROGRAMMER'S RESPONSIBILITY FOR EMPLOYEES AND EXPENSES.

                  (a) Programmer shall be responsible for the artistic personnel and material for the production of the Programming to be provided under this Agreement. Programmer shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of the Programming.

                  (b) Programmer shall pay for all costs associated with production and listener responses, including telephone costs, fees to ASCAP, BMI and SESAC, any other copyright fees, and all other costs or expenses attributable to the Programming that is delivered by Programmer for broadcast on the Stations. Programmer shall also reimburse Licensee for all maintenance and repair costs for the studio and studio equipment used in production of the Programming. Licensee shall pay all costs of repair of the transmitting equipment as required in Section 2.1.4.

         3.3.     CONTINUED EMPLOYMENT OF STATION EMPLOYEES.

                  3.3.1 TRANSFERRED EMPLOYEES. Except for the employees set forth in Section 3.1 or on SCHEDULE 3.3.1, on or prior to the Commencement Date, Programmer shall offer employment to all employees of the Station (employees accepting such employment on or after the Commencement Date being herein referred to as the "Transferred Employees"). The terms and conditions of Programmer's employment of the Transferred Employees shall be at-will employment in at least the same positions, for at least the same direct cash compensation, with medical insurance effective as of the Commencement Date and including coverage for any preexisting health conditions that would have been covered under Licensee's health plan in which the employee was a participant immediately prior to the Commencement Date and such other benefits as



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         Programmer provides generally for its other employees; PROVIDED,
         HOWEVER, that Programmer shall comply with the terms of any Assumed Contract, as hereafter defined, relating to any Transferred Employee. Upon consummation of the KIXW/KZXY Purchase Agreement, Programmer shall offer employment to the employees set forth on Schedule 3.3.1.

                  3.3.2. EMPLOYEES ON LEAVE. If as of the Commencement Date any employee of the Station is on a disability or other authorized temporary leave from employment by Licensee, Programmer shall offer employment to such person at such time the person is capable and ready to return to active status, provided that such person actually returns to active status within six (6) months after the Commencement Date. Any such employee who is capable and ready to return from such a temporary leave from employment by Licensee, who promptly accepts Programmer's offer of employment and who reports to work promptly after such acceptance and prior to the expiration of such six-month period, shall become a Transferred Employee as of the first day he or she reports to work with Programmer.

                  3.3.3. VACATION POLICY. For purposes of determining the amount of any entitlement of any Transferred Employee under Programmer's vacation policy, Programmer will take into account and credit such Transferred Employee's length of service with Licensee as well as with Programmer, and Programmer will also assume responsibility for the accrued but unused vacation of all Transferred Employees. As part of the proration process described in Section 4, Licensee shall make a payment to Programmer equal to the value of the unused vacation entitlements of the Transferred Employees as of the Commencement Date. Programmer shall not assume any obligations under Licensee's sick leave or severance policies, except for obligations set forth in the Assumed Contracts.

                  3.3.4. PRORATION OF SALARIES AND COMPENSATION. Except as otherwise expressly set forth herein, Licensee shall be solely responsible for all salaries and other compensation which will or may become payable to any Transferred Employee in respect of any period of employment by Licensee prior to the Commencement Date, and Programmer shall be solely responsible for any salaries and other compensation which will or may become payable to any Transferred Employee in respect of any period on and after the Commencement Date.



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                  3.3.5. RESTRICTIONS ON TRANSFER OF TRANSFERRED EMPLOYEES.
         During the Term of this Agreement, Programmer shall not hire or transfer any Transferred Employee to another radio broadcast station owned or operated by Programmer or an Affiliate (as defined in Section
         7.5 hereof) of Programmer.

                  3.3.6. NO THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement shall create any third party beneficiary rights of any employee or former employee (including any beneficiary or dependent thereof) of Licensee in respect of continued employment (or resumed employment) with Licensee or with Programmer or in respect of any other matter.

4.       ASSIGNMENT AND ASSUMPTION OF CERTAIN
         AGREEMENTS, RIGHTS AND OBLIGATIONS; PRORATIONS

         4.1      ACCOUNTS RECEIVABLE.

         (a) As of the Commencement Date, Licensee shall assign to Programmer all of Licensee's rights in all accounts receivable from Time Sales Agreements and Trade Agreements relating to the sale of time on the Stations prior to the Commencement Date (the "Accounts Receivable"). As soon after the Commencement Date as practicable, Licensee shall deliver to Programmer a complete and detailed statement (the "Receivable Statement") of the Accounts Receivable. The Receivable Statement shall show all commissions owing with respect to the Accounts Receivable, if any. Prior to the Commencement Date, Licensee shall not engage in the acceleration of customer orders, any grant of any discount to customers other than in the ordinary course of business consistent with past practices or any other changes intended to increase the cash collection of accounts receivable prior to the Commencement Date.

         (b) In the event that this Agreement is terminated for any reason other than the occurrence of the Closing under the KIXW/KZXY Purchase Agreement, as of the date of such termination (the "Termination Date"), Programmer shall assign to Licensee cash or accounts receivable from Time Sales Agreements and Trade Agreements relating to the sale of time on the Stations prior to the Termination Date (the "Programmer's Accounts Receivable") equal in value to the Accounts Receivable. As soon after the Termination Date as practicable, Programmer shall deliver to Licensee a complete and detailed statement (the "Programmer's Receivable Statement") of the Programmer's Accounts Receivable. The Programmer's Receivable Statement shall show all commissions owing



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with respect to the Programmer's Accounts Receivable, if any. Prior to the
Termination Date, Programmer shall not engage in the acceleration of customer orders, any grant of any discount to customers other than in the ordinary course of business consistent with past practices or any other changes intended to increase the cash collection of accounts receivable prior to the Termination Date. The final determination of any amount owed under this Section 4.1 shall be handled as a proration item in accordance with Section 4.5 hereof. Notwithstanding anything herein to the contrary, liabilities and obligations under Trade Agreements shall be prorated in favor of Licensee as set forth in
Section 4.6 hereof.

         4.2. LICENSE TO USE CALL SIGN AND TRADEMARKS. Licensee hereby grants Programmer a license to use Licensee's call signs and trademarks and names (the "Marks") during the Programming during the Term. Programmer agrees that the nature and quality of all services rendered by it in connection with the Marks shall conform to reasonable quality standards set by and under the control of Licensee. If Licensee becomes aware of any fact which in its opinion indicates that Programmer is using the Marks in connection with Programming which does not conform with Licensee's reasonable quality standards, Licensee may notify Programmer in writing of such facts and request that Programmer conform its use of the Marks to Licensee's reasonable quality standards. If Programmer does not conform its use of the Marks, Licensee may terminate the license granted hereby upon written notice to Programmer. Programmer agrees to cooperate with Licensee to control the nature and quality of use of the Marks, to supply Licensee with audio tapes and uses of the Marks upon Licensee's reasonable request, and to use the Marks only in connection with quality programming services. Programmer further agrees to notify Licensee in writing of any legal action commenced against it which relates to the Marks or to the quality of the Programming, within ten (10) days of notice to Programmer of such action.

         4.3.     ASSUMPTION OF OBLIGATIONS.

         (a) As of the Commencement Date, Licensee shall assign to Programmer, and Programmer shall assume and undertake to pay, satisfy or discharge the liabilities, obligations and commitments of Licensee arising or accruing after the date hereof under the contracts, leases, and other agreements specifically identified on SCHEDULE 4.3 hereto (the "Assumed Contracts").

         (b) Licensee shall use reasonable efforts to obtain the consent of any third party necessary for the assignment to Programmer of any of the Assumed Contracts; provided,



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that Licensee shall not be obligated to pay any money to obtain such consent. In the event a consent or waiver required with respect to the assignment of any of the Assumed Contracts is not obtained, Licensee shall use reasonable efforts to provide Programmer with the benefits of any such Assumed Contract (including, without limitation, permitting Programmer to enforce any rights of Licensee under such Assumed Contract), and Programmer shall, to the extent Programmer is provided with the benefits of such Assumed Contract, perform all obligations of Licensee thereunder.

         4.4. LIMITATION. Except as set forth in this Section 4, Programmer expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liabilities, obligations or commitments of Licensee of any nature whatsoever.

         4.5 PRORATION OF INCOME AND EXPENSES. All income and expenses arising from the conduct of the business and operation of the Stations shall be prorated between Programmer and Licensee as of 12:01 a.m. on the Commencement Date in accordance with GAAP. Such prorations shall be based upon the principle that Licensee shall incur or be entitled to all income earned and shall be responsible for all liabilities and obligations incurred or accruing in connection with the operation of the Stations until the Commencement Date, and Programmer shall be entitled to all income earned and (subject to Section 4.3 above) be responsible for such liabilities and obligations incurred by Programmer thereafter. Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes, business and license fees, music and other license fees, wages and salaries of employees (including accruals up to the Commencement Date for bonuses, commissions, sick leave, vacation and severance pay and related payroll taxes), utility expenses, liabilities and obligations under all Assumed Contracts (other than Trade Agreements), rents and similar prepaid and deferred items and all other expenses attributable to the ownership and operation of the Stations except for income and expenses under Contracts not assigned and assumed hereunder. Trade Agreements shall be prorated to the extent provided in Section 4.6 of this Agreement.

         4.6. TRADE AGREEMENTS. Liabilities and obligations under Trade Agreements shall be prorated in favor of Programmer for the amount, if any, by which the aggregate net value of the Stations' Barter Payable (as defined in the KIXW/KZXY Purchase Agreement) for air time under such agreements as of 12:01 a.m. on the Commencement Date in excess of Twenty-Five Thousand Dollars ($25,000) as of the Commencement Date exceeds the aggregate net value of the Stations' Barter Receivable (as defined in the



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KIXW/KZXY Purchase Agreement) as of the Commencement Date. Programmer shall not be obligated to make any proration in favor of Licensee with respect to Trade Agreements, notwithstanding that the fair market value of property to be received by Programmer exceeds the liability for unperformed time.

         4.7. PAYMENT OF PRORATION ITEMS. Not less than five (5) days after the Commencement Date, Licensee shall deliver to Programmer a schedule setting forth its good faith calculation of the prorations pursuant to Sections 4.5 and 4.6 (which schedule shall set forth in reasonable detail the basis for those determinations) (the "Proration Schedule"), and, to the extent feasible, such prorations and adjustments shall be made as of the Commencement Date. The Proration Schedule shall be conclusive and binding upon Programmer unless Programmer provides Licensee with written notice of objection (the "Notice of Disagreement") within thirty (30) days after Programmer's receipt of the Proration Schedule, which notice shall state the prorations of expenses proposed by Programmer (the "Programmer's Proration Amount"). Licensee shall have fifteen
(15) days from receipt of a Notice of Disagreement to accept or reject Programmer's Proration Amount. If Licensee rejects Programmer's Proration Amount, and the amount in dispute exceeds five thousand dollars ($5,000), the dispute shall be submitted within ten (10) days to a mutually agreed upon accounting firm (the "Referee") for resolution of the dispute, such resolution to be made within thirty (30) days after submission to the Referee and to be final, conclusive and binding on Licensee and Programmer. Programmer and Licensee agree to share equally the cost and expenses of the Referee, but each party shall bear its own legal and other expenses, if any. If the amount in dispute is equal to or less than Five Thousand Dollars ($5,000), such amount shall be divided equally between Programmer and Licensee. Payment by Programmer or Licensee, as the case may be, of the proration amounts determined pursuant to this Section 4.7 shall be due fifteen (15) days after the last to occur of (i) Programmer's acceptance of the Proration Schedule or failure to give Licensee a timely Notice of Disagreement; (ii) Licensee's acceptance of Programmer's Proration Amount; (iii) Licensee's rejection of Programmer's Proration Amount in the event the amount in dispute equals or is less than Five Thousand Dollars ($5,000); and (iv) notice to Licensee and Programmer of the resolution of the disputed amount by the Referee in the event that the amount in dispute exceeds Five Thousand Dollars ($5,000). Any payment required by Licensee to Programmer or by Programmer to Licensee, as the case may be, under this Section 4.7 shall be paid by wire transfer of immediately available federal funds to the account of the payee with a financial institution in the United States as designated by Licensee in the Proration Schedule or by Programmer in the Notice of Disagreement (or by separate notice in the event that



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Licensee does not send a Notice of Disagreement). If either Programmer or
Licensee fails to pay when due any amount under this Section 4.7, interest on such amount will accrue from the date payment was due to the date such payment is made at a per annum rate equal to the Prime Rate plus three percent (3%), and such interest shall be payable upon demand.

5.       INDEMNIFICATION

         5.1. INDEMNIFICATION. From and after the Commencement Date, each of Programmer and Licensee shall indemnify, defend, and hold harmless the other, its affiliates and their respective officers, directors, employees and representatives, and the successors and assigns of any of them, from and against, and reimburse them for, all claims, damages, costs and expenses, including, without limitation, interest, penalties, court costs and reasonable attorneys' fees and expenses, resulting from (a) any programming provided by such party for broadcast on the Stations; and (b) any breach by such party of any representation, warranty, covenant or other agreement contained in this Agreement.

         5.2. PROCEDURE FOR INDEMNIFICATION AND LIMITATIONS. The procedure for indemnification shall be as set forth in Section 15.3 of the KIXW/KZXY Purchase Agreement, and claims for indemnification shall be subject to the limitations set forth at Section 15.3 of the KIXW/KZXY Purchase Agreement.

         5.3. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties, covenants, indemnities and agreements contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement shall not survive the termination of this Agreement, except for the covenants of Programmer set forth in Section 7.5 which shall survive for the period set forth therein. No claim may be brought under this Agreement unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the termination of this Agreement. In the event such notice is given, the right to indemnification with respect thereto shall survive the termination of this Agreement until such claim is finally resolved and any obligations thereto are fully satisfied. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, covenant or agreement contained herein.

6.       EVENTS OF DEFAULT AND CURE PERIODS

         6.1. EVENTS OF DEFAULT. The following shall, after the expiration of the applicable cure periods as set forth in Section 6.2, each constitute an "Event of Default" under this Agreement:

                  6.1.1. NON-PAYMENT. Programmer's failure to pay when due the fees payable under Section 1.4 of this Agreement;

                  6.1.2. DEFAULT IN COVENANTS OR ADVERSE LEGAL ACTION. Either party defaults in the performance of any material covenant, condition or undertaking contained in this Agreement or the KIXW/KZXY Purchase Agreement;

                  6.1.3. BREACH OF REPRESENTATION. Any material representation or warranty made by either party to this Agreement or the KIXW/KZXY Purchase Agreement, or in any certificate or document furnished by either party to the other pursuant to the provisions of this Agreement or the KIXW/KZXY Purchase Agreement, proves to have been false or misleading in any material respect as of the time made or furnished.

                  6.1.4. BANKRUPTCY. Either party (a) makes a general assignment for the benefit of creditors, or (b) files or has filed against it a petition for bankruptcy, for reorganization or an arrangement, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within sixty (60) days thereafter.

         6.2. CURE PERIODS. Except for a default in payment as required under
Section 1.4 on the date provided for in SCHEDULE 1.4, an Event of Default shall not be deemed to have occurred until fifteen (15) days after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that, if not cured, would constitute an Event of Default and specifying the actions necessary to cure the de fault(s) within such period. This period may be extended for a reasonable period of time if the defaulting party is acting in good faith to cure and such delay is not materially adverse to the other party. For a default in payment as required under Section 1.4 on the date provided for in SCHEDULE 1.4, an Event of Default shall not be deemed to have occurred until five (5) days after Licensee has provided Programmer with written notice specifying the event or events that, if not cured, would constitute an Event of Default and specifying the actions necessary to cure the default(s) within such period.

7.       TERMINATION

         7.1. TERMINATION UPON DEFAULT. Upon the occurrence of an Event of Default, the non-defaulting party may terminate this Agreement, provided that it is not also in material default of this Agreement or the KIXW/KZXY Purchase Agreement. If Programmer has defaulted in the performance of its obligations, all amounts accrued or payable to Licensee up to the date of termination which have not been paid shall immediately become due and payable, and Licensee shall be under no further obligation to make available to Programmer any broadcast time or broadcast transmission facilities on the Stations.

         7.2. TERMINATION FOR CHANGE IN FCC RULES OR POLICIES. Either party may terminate this Agreement upon written notice to the other if there has been a material change in FCC rules or policies that would cause this Agreement to be in violation thereof and such change is in effect and not the subject of an appeal or further administrative review; provided, however, that in such event the parties shall negotiate in good faith and attempt to agree to an amendment to this Agreement that will provide the parties with a valid and enforceable agreement that conforms to the new FCC rules or policies.

         7.3. TERMINATION UPON TERMINATION OF RELATED AGREEMENTS. In the event that any of (a) the KIXW/KZXY Purchase Agreement; (b) the Merger Agreement between Topaz Broadcasting, Inc. and Programmer dated as of December ___, 1997; or (c) the KIXA(FM) Time Brokerage Agreement between Topaz and Programmer dated as of December ___, 1997 are terminated in accordance with their respective terms, this Agreement shall terminate.

         7.4.     CERTAIN MATTERS UPON TERMINATION.

                  7.4.1. If this Agreement is terminated for any reason other than the occurrence of the Closing under the KIXW/KZXY Purchase Agreement,

                           (a) Programmer shall assign, transfer and convey to
                  Licensee all of Programmer's rights in, to and under all agreements with advertisers existing on the date of such termination (collectively the "Reassumed Contracts"). Programmer shall use reasonable efforts to promptly obtain and deliver to Licensee, at Programmer's expense, any necessary consents to the assignment of the Reassumed Contracts to Licensee.

                           (b) Licensee shall assume from Programmer all
                  liabilities, obligations and commitments of Programmer arising or accruing on or after the date of termination pursuant to the Reassumed Contracts, and Programmer shall be responsible only for those obligations under the Reassumed Contracts arising on or after the Commencement Date and prior to the termination of this Agreement.

                           (c) Programmer shall return to Licensee any equipment
                  or property of the Stations used by Programmer, its employees or agents, in substantially the same condition as such equipment existed on the date hereof, ordinary wear and tear excepted.

                           (d) Accounts Receivables shall be handled as set
                  forth in Section 4.1(b) hereof.

                           (e) Prorations shall be handled in the manner set
                  forth in Sections 4.5, 4.6 and 4.7 hereof; PROVIDED HOWEVER, that income and expenses shall be prorated between Programmer and Licensee as of 12:01 a.m. on the Termination Date, and all prorations shall be based upon the principle that Programmer shall incur or be entitled to all income earned and shall be responsible for all liabilities and obligations incurred or accruing in connection with the operation of the Stations until the Termination Date, and Licensee shall be entitled to all income earned and be responsible for such liabilities and obligations incurred by Licensee thereafter.

                  7.4.2. No expiration or termination of this Agreement shall terminate the obligation of each party to indemnify the other for claims of third parties under Section 5 of this Agreement or limit or impair any party's rights to receive payments due and owing hereunder on or before the date of such termination.

         7.5 COVENANTS OF PROGRAMMER UPON TERMINATION. If this Agreement is terminated for any reason other than the occurrence of the Closing under the KIXW/KZXY Purchase Agreement, Programmer covenants and agrees as follows:

                           (a) For a period of one (1) year from the date of
                  termination, neither Programmer nor any Affiliate shall, without the prior written consent of Licensee, directly or indirectly engage in (whether as owner, partner, consultant, advisor, employee, independent contractor or otherwise), assist any person or entity in engaging in, or hold any legal or beneficial interest in any person or entity that is engaged in, the management or operation of any Competitive Business (as defined below). "Competitive Business" shall mean any radio broadcast station with a transmitter location within a fifty (50) mile radius of the transmitter location of either Station KIXW(AM) or KZXY-FM (the "Covenant Area"), other than stations in which the Noncompete Parties hold a legal or beneficial interest prior to the date of this Agreement. "Affiliate" shall mean any firm or entity in which either Terry Jacobs or Bill Stakelin (the "Noncompete Party(ies)" may be interested as a partner, trustee, employee, consultant or shareholder. Notwithstanding the foregoing, ownership by a Noncompete Party of less than five percent (5%) of the issued and outstanding stock of any corporation whose securities are listed on a national securities exchange or by NASDAQ shall not be deemed to violate this Section 7.5(a).

                           (b) For a period of one (1) year from the date
                  hereof, neither the Noncompete Parties nor any Affiliate shall, directly or indirectly, employ or solicit the employment of any employee of the Stations.

         7.6. ATTORNEYS FEES AND COSTS. In the event any action or proceeding is commenced by either party to enforce the provisions of this Agreement or to seek remedies for a breach or wrongful termination of this Agreement, the prevailing party in such an action or proceeding shall be entitled to the award of its reasonable attorneys fees and costs incurred in and relating to such an action or proceeding.

8.       REPRESENTATIONS AND WARRANTIES

         8.1. REPRESENTATIONS AND WARRANTIES OF LICENSEE. Licensee hereby represents and warrants that:

                  8.1.1. ORGANIZATION AND STANDING. Licensee is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to own, lease and operate the Station Assets and to carry on the business of the Stations.

                  8.1.2. AUTHORIZATION AND BINDING OBLIGATION. Licensee has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Licensee's execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Licensee and constitutes its valid and binding obligation enforceable against Licensee in accordance with its terms.

                  8.1.3. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Except as set forth in Schedule 7.9 to the KIXW/KZXY Purchase Agreement, the execution, delivery and performance of this Agreement by
         Licensee: (a) do not and will not violate any provisions of Licensee's organizational documents; (b) do not and will not require the consent or approval of or any filing with any third party or governmental authority; (c) do not and will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority; and (d) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination or acceleration of or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, lease, instrument, license or permit to which Licensee is now subject.

         8.2. REPRESENTATIONS AND WARRANTIES OF PROGRAMMER. Programmer hereby represents and warrants that:

                  8.2.1. ORGANIZATION AND STANDING. Programmer is a corporation duly formed, validly existing and in good standing under the laws of the State of

         Delaware and has all necessary corporate power and authority to perform its obligations hereunder on and after the date hereof.

                  8.2.2. AUTHORIZATION AND BINDING OBLIGATION. Programmer has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Programmer's execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Programmer and constitutes its valid and binding obligation enforceable against Programmer in accordance with its terms.

                  8.2.3. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. The execution, delivery and performance of this Agreement by
         Programmer: (a) do not and will not violate any provision of Programmer's organizational documents; (b) do not and will not require the consent of any third party or governmental authority; (c) do not and will not violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority; and (d) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination or acceleration of or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, lease, instrument, license or permit to which Programmer is now subject.

9.       CERTIFICATIONS

         9.1. PROGRAMMER'S CERTIFICATION. Programmer hereby certifies that this Agreement complies with the provisions of Sections 73.3555 (a)(1) and (e)(1) of the FCC's rules and regulations.

         9.2. LICENSEE'S CERTIFICATION. Licensee hereby certifies that it shall maintain the ultimate control over the Stations' facilities, including but not limited to control over the finances with respect to the operation of the Stations, over the personnel operating the Stations, and over the programming to be broadcast by the Stations.

10.      MISCELLANEOUS

         10.1. NO PARTNERSHIP OR JOINT VENTURE. This Agreement is not intended to be and shall not be construed as a partnership or joint venture agreement between the parties. Except as otherwise specifically provided in this Agreement, no party to this Agreement shall be authorized to act as agent of or otherwise represent any other party to this Agreement.

         10.2. ENTIRE AGREEMENT; SCHEDULES; AMENDMENT; WAIVER. This Agreement and any exhibits and schedules hereto, embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein. Any matter that is disclosed in a Schedule to this Agreement in such a way as to make its relevance to the information called for by another Schedule readily apparent shall be deemed to have been included in such other Schedule, notwithstanding the omission of an appropriate cross-reference. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought. No failure or delay on the part of Licensee or Programmer in exercising any right or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties to this Agreement are cumulative and are not exclusive of any right or remedies which either may otherwise have.

         10.3. BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither Programmer nor Licensee may assign its rights under this Agreement without the prior written consent of the other party hereto.

         10.4. HEADINGS. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         10.5. GOVERNING LAW. The construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its principles of conflict of law.

         10.6. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement, shall be in writing, and addressed as follows:

If  to Licensee:

         Ruby Broadcasting, Inc.
         1476 Waterfront Road
         Suite 100
         Reston, VA 22094
         Attention:        Mr. Thomas P. Gammon
         Telephone:        202/737-9000
         Facsimile:        202/737-9001

With a copy to:

         Leventhal, Senter & Lerman, P.L.L.C.
         2000 K Street, NW
         Suite 600
         Washington, DC 20006
         Attention:        Meredith S. Senter, Jr., Esq.
         Telephone:        202/429-8970
         Facsimile:        202/293-7783

If to Programmer:

         Regent Communications, Inc.
         50 East River Center Boulevard
         Suite 180
         Covington, Kentucky  41011
         Attention:        Mr. Terry S. Jacobs
         Telephone:        606/292-0030
         Facsimile:        606/292-0357

With a copy to:

         Strauss & Troy
         2100 PNC Center
         201 East Fifth Street
         Cincinnati, Ohio  45202-4186
         Attention:        Alan C. Rosser, Esq.
         Telephone:        513/621-2120
         Facsimile:        513/241-8259

Any such notice, request, demand or communication shall be deemed to have been duly delivered and received (a) upon hand delivery thereof during business hours, (b) upon the earlier of receipt or three (3) days after posting by registered mail or certified mail, return receipt requested, (c) on the next business day following delivery to a reliable or recognized air freight delivery service, and (d) on the date of transmission, if sent by facsimile during normal business hours (but only if a hard copy is also sent by overnight courier), but in each case only if sent in the same manner to all persons entitled to receive notice or a copy. Any party may, with written notice to the other, change the place for which all further notices to such party shall be sent. All costs and expenses for the delivery of notices hereunder shall be borne and paid for by the delivering party.

         10.7. SEVERABILITY. In the event that any of the provisions of this Agreement shall be held unenforceable, then the remaining provisions shall be construed as if such unenforceable provisions were not contained herein. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

         10.8. CAPITALIZED TERMS. Unless otherwise defined herein, capitalized terms used herein and in any Schedules hereto shall have the meanings ascribed to them in the KIXW/KZXY Purchase Agreement.

         10.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Time Brokerage Agreement as of the date first above written.

                                            LICENSEE:

                                            RUBY BROADCASTING, INC.

                                            By: /s/ Tony Gammon
                                               --------------------------------
                                            Name: Tony Gammon
                                                 ------------------------------
                                            Title: President
                                                  -----------------------------

                                            PROGRAMMER:

                                            REGENT COMMUNICATIONS, INC.

                                            By: /s/ Wm L. Statelin
                                               --------------------------------
                                            Name: Wm L. Statelin
                                                 ------------------------------
                                            Title: President
                                                  -----------------------------

                                                                 SCHEDULE 1.4 TO
                                                            KIXW(AM) AND KZXY-FM
                                                        TIME BROKERAGE AGREEMENT

                                      FEES

         Programmer shall reimburse Licensee for all costs incurred by Licensee pursuant to this Agreement, including all lease payments for the Main Studio and transmitter sites and all taxes and other costs incident thereto, all FCC regulatory fees, real estate and personal property taxes, utility costs relating to the existing transmitter sites, insurance, required employee expense and other payments made by Licensee for the transmitter sites and the Main Studio during the Term.

         In addition, Programmer shall pay to Licensee a fee equal to the greater of the Minimum Amount and the Net Cash Flow for the Stations during the Term of this Agreement (the "Additional Fee").

         The Minimum Amount shall mean $22,500 times the number of months of the Term, prorated for any partial month.

         For purposes of this Agreement, "Net Cash Flow for the Stations" shall mean Programmer's operating revenues from the Stations minus Programmer's operating expenses for the Stations (including reimbursements to Programmer pursuant to Schedule 1.4), determined in accordance with generally accepted accounting principles consistently applied, but (1) excluding any deduction for
(a) depreciation, (b) amortization, (c) interest expense or other expense relating to financing transactions, (d) income tax expense, and (e) expenses (including legal and accounting fees) attributable to the transactions contemplated by the KIXW/KZXY Purchase Agreement; (2) excluding extraordinary gains or losses; and (3) excluding revenues and expenses under the Trade Agreements.

         The Additional Fee shall be payable as follows: Programmer shall pay Licensee $22,500 per month due on the first of each month. At the Closing under the KZXY/KIXW Purchase Agreement, Licensee and Programmer shall agree in good faith upon an estimate for Net Cash Flow for the Stations for the Term, such estimate to be made as promptly as practical and in any event prior to five business days prior to the Closing. In the event Programmer and Licensee are unable for any reason to agree prior to five business days prior to the Closing upon such estimate, then such figure shall upon request of either Programmer or Licensee be determined by an independent certified public accountant mutually acceptable to the parties, and the fees and expenses of such accountant shall be paid one-half by Programmer and one-half by Licensee. In the event such estimated Net Cash Flow for the Stations exceeds the Minimum Amount, then Programmer shall pay such excess to Licensee at the Closing. As promptly as practicable following the Closing, Programmer shall prepare and deliver to Licensee reasonably detailed calculations of Net Cash Flow for the Stations, which shall be prepared from, and will be in accordance with, the books and records of Programmer, and in accordance with generally accepted accounting principles consistently applied. Programmer shall deliver such final calculations to Licensee within 60 days after the Closing, and such calculations shall be conclusive and binding upon all parties unless within 20 days after delivery to Licensee, Licensee notifies Programmer in writing that Licensee disputes any of the amounts set forth therein, in which event the final calculation of Net Cash Flow for the Stations shall be determined by an independent certified public accountant mutually acceptable to the parties, and the fees and expenses of such accountant shall be paid one-half by Programmer and one-half by Licensee. Any amount due as a result of the final calculation of Net Cash Flow for the Stations shall be paid by Programmer or reimbursed by Licensee, as the case may be, within 10 business days of the final determination of such amount. In the event this Agreement is terminated for any reason other than the Closing under the KZXY/KIXW Purchase Agreement, calculations of Net Cash Flow for the Stations shall be made as of the Termination Date.

                                                               SCHEDULE 2.2.1 TO
                                                            KIXW(AM) AND KZXY-FM
                                                        TIME BROKERAGE AGREEMENT

                             PROGRAMMING REGULATIONS

         Programmer agrees to cooperate with Licensee in the broadcasting of programs of the highest possible standard of excellence and for this purpose to observe the following regulations in the preparation, writing and broadcasting of its programs:

I. RELIGIOUS PROGRAMMING. The subject of religion and references to particular faiths, tenets, and customs shall be treated with respect at all times. Programs shall not be used as a medium for attack on any faith, denomination, or sect or upon any individual organization.

II. CONTROVERSIAL ISSUES. Any discussion of controversial issues of public importance shall be reasonably balanced with the presentation of contrasting viewpoints in the course of overall programming; no attacks on the honesty, integrity, or like personal qualities of any person or group of persons shall be made during the discussion of controversial issues of public importance; and during the course of political campaigns, programs are not to be used as a forum for editorializing about individual candidates. If such events occur, Licensee may require that responsive programming be aired.

III. NO PLUGOLA OR PAYOLA. The mention of any business activity or "plug" for any commercial, professional, or other related endeavor, except where contained in an actual commercial message of a sponsor, is prohibited.

IV. NO LOTTERIES. Announcements giving any information about lotteries or games prohibited by federal or state law or regulation are prohibited.

V. ELECTION PROCEDURES. At least ninety (90) days before the start of any regular election campaign and 45 days before any primary (provided that if any primary is scheduled to occur within 45 days of the date of this Agreement, such notice shall be given within 5 days of the date of this Agreement, Programmer will clear with Licensee's General Manager the rate Programmer will charge for the time to be sold to candidates for public office and/or his or her supporters to make certain that the rate charged conforms to all applicable laws and Stations policy.

VI. REQUIRED ANNOUNCEMENTS. Programmer shall broadcast (a) an announcement in the form satisfactory to Licensee at the beginning of each hour to identify the Station, (b) announcements as required by law to indicate that program time has been purchased by Broker, and (c) any other announcement that may be required by law, regulation, or Station policy.

VII. CREDIT TERMS ADVERTISING. Pursuant to rules and regulations of the Federal Trade Commission, any advertising of credit terms shall be made over the Stations in accordance with all applicable federal and state laws.

VIII. NO ILLEGAL ANNOUNCEMENTS. No announcement or promotion prohibited by federal or state law or regulation or any lottery or game shall be made over the Stations. Any game, contest, or promotion relating to or to be presented over the Stations must be fully stated and explained in advance, and such explanation be presented to Licensee, which reserves the right, in its sole discretion to reject any game, contest or promotion.

IX. LICENSEE DISCRETION PARAMOUNT. In accordance with the Licensee's responsibility under the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission, Licensee reserves the right to reject or terminate any advertising proposed to be presented or being presented over the Stations which is in conflict with Station policy or which in the judgment of Licensee or its General Manager/Chief Engineer would not serve the public interest.

X. PROGRAMMING IN WHICH PROGRAMMER HAS A FINANCIAL INTEREST. Programmer shall advise General Manager of the Stations with respect to any programming [including commercial(s)] concerning goods or services in which Programmer has a material financial interest. Any announcements for such goods and services shall clearly identify Broker's financial interest.

XI. PROGRAMMING PROHIBITIONS. Programmer shall not knowingly and intentionally broadcast any of the following programs or announcements:

         A. FALSE CLAIMS. False or unwarranted claims for any product or service.

         B. UNFAIR IMITATION. Infringements of another advertiser's rights through plagiarism or unfair imitation or either program idea or copy, or any other unfair competition.

         C. COMMERCIAL DISPARAGEMENT. Any disparagement of competitors or competitive goods.

         D. PROFANITY. Any programs or announcements that are slanderous, obscene, profane, vulgar, repulsive or offensive, either in theme or treatment.

         E. CONFLICT ADVERTISING. Any advertising matter or announcement which may, in the reasonable opinion of Licensee, be injurious or prejudicial to the interests of the public, the Stations, or honest advertising and reputable business in general.

         F. FRAUDULENT OR MISLEADING ADVERTISEMENT. Any advertising matter, announcement, or claim which Programmer knows to be fraudulent, misleading, or untrue.

Licensee may waive any of the foregoing regulations in specific instances if, in its reasonable opinion, good broadcasting in the public interest will be served thereby.

                                                               SCHEDULE 3.3.1 TO
                                                            KIXW(AM) AND KZXY-FM
                                                        TIME BROKERAGE AGREEMENT

                               EXCLUDED EMPLOYEES
                               ------------------

                          June Blue (Business Manager)
                         Lola Berishaj (Traffic Manager)

                                                                 SCHEDULE 4.3 TO
                                                            KIXW(AM) AND KZXY-FM
                                                        TIME BROKERAGE AGREEMENT

                                ASSUMED CONTRACTS

         a. AP Membership Agreement for Radio dated January 28, 1994 between the Associated Press and Ruby Broadcasting, Inc. (contract lists Stations KIXW(AM) (formerly KZXY(AM)), KZXY-FM and KIXA-FM)

         b. Yearly Subscription to Billboard - Coleen Quinn, MD (invoice dated July 18, 1996)

         c. Agreement with ABC/Satellite Music Network, dated September 16, 1994 for "Country Coast to Coast" programming (KIXW(AM)).

         d. Blanket License Agreement between ASCAP and Ruby Broadcasting, Inc. (renewal dated September 4, 1996) (correspondence lists Stations KZXY- FM).

         e. 1997 BMI Radio Station Interim License Agreement dated March 25, 1997 by and between Broadcast Music, Inc. and Ruby Broadcasting, Inc. (KIXW(AM)).

         f. 1997 BMI Radio Station Interim License Agreement dated March 25, 1997 by and between Broadcast Music, Inc. and Ruby Broadcasting, Inc. (KZXY-FM).

         g. SESAC Performance License between Ruby Broadcasting Company, Inc. and SESAC (KZXY-FM).

         h. Outdoor Media Group Renewal Contract dated November 15, 1996 (KZXY-FM).

         i. The Arbitron Company License Agreement dated January 29, 1997 (Stations KZXY(AM), KZXY-FM and KIXW(AM).

         j. Membership Application and Agreement between Radio Advertising Bureau and Highway Country Radio (contract used for KZXY-FM).

         k.       Datacount (computer support -- contract month to month)

         l.       Dude Walker (voice overs -- contract month to month)

         m.       John Gibbons (software support -- contract month to month)

         n. Microwave frequency service (readings -- contract month to month)

         o. Addendum to Long Distance Service Agreement dated July 22, 1996 by and between Ruby Broadcasting and Express Tel.

         p. Standard License Agreement dated July 16, 1991 between Radio Computing Services, Inc. and Ruby Broadcasting, Inc.

         q.       Wireless Flash

         r.       RPM - Top Hits CD Service (month-to-month)